Exhibit 99.2

EXECUTION COPY

TRANSITION AND SEPARATION AGREEMENT

SEPARATION AGREEMENT (“Agreement”) dated as of November 14, 2008, by and between NightHawk Radiology Holdings, Inc., a Delaware corporation (together with its successors, the “Company”), and Jon Berger (“Executive”).

WHEREAS, the Company delivered to Executive and Executive acknowledged an Offer Letter dated as of March 31, 2004 (the “Offer Letter”) and a Confidentiality and Non-Compete Agreement dated March 31, 2004 (the “Confidentiality Agreement”);

WHEREAS, the Company and Executive desire to terminate Executive’s employment with the Company effective as of the date set forth below, subject to the terms and conditions set forth below; and

WHEREAS, the Company and Executive have agreed that Executive will resign from the Company’s Board of Directors in order to ensure the Company’s continued compliance with the independence requirements of the Nasdaq listing standards;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Employment Separation. Effective as of November 15, 2008 (the “Separation Date”), Executive’s employment with the Company shall end. Within three business days after the Separation Date, Executive shall have received all compensation due and owing as of such date, and any vested and accrued benefits earned under employee benefit plans through the Separation Date, or business expenses eligible for reimbursement, shall be paid or provided by the Company to Employee in accordance with the terms and conditions of such plans.

2. Board Service. Executive hereby resigns from the Company’s Board of Directors effective as of the Separation Date. The parties acknowledge that the Company has provided Executive a copy of the Current Report on Form 8-K related to his resignation from the Company’s Board of Directors and Executive agrees with all of the statements therein.

3. Separation Benefits. Subject to Executive signing on or before the Separation Date and letting become effective the release set forth as Exhibit A hereto (the “Executive Release”) and only so long as Executive has not revoked the Executive Release or materially breached any of the provisions of the Executive Release, the Employment Agreement or the Confidentiality Agreement, Executive shall be entitled to the following:

(i) The Company shall pay Executive $397,000 in a lump sum within 5 days following the later of (A) the Separation Date and (B) the effective date of the Executive Release.

(ii) Executive’s RSUs granted in February 2008 shall become vested on the Separation Date.

(iii) Executive shall be provided with health benefits under the Company’s health plan (or the Company shall pay for Executive’s continued coverage under COBRA at the same cost to Executive as before the Separation Date) until the earlier of (x) 12 months following the Separation Date and (y) the date Executive becomes eligible for group health coverage with another employer.

Additionally, for the avoidance of doubt, Executive acknowledges and agrees that he shall not be entitled to any bonus in respect of services provided to the Company in 2008 under the Offer Letter or otherwise.

4. Registration Rights. Executive, Dr. Paul Berger and the Company shall in good faith negotiate a customary registration rights agreement, pursuant to which Executive (together with Dr. Paul Berger) shall be entitled to two demand registrations under the Securities Act of all or any portion of his holdings of Company stock.

5. No Disparagement. The Company agrees that it shall not, and shall not authorize any officer, director, or other representative of the Company to, make negative statements or representations, or otherwise communicate negatively, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to Executive or his business or reputation. The parties acknowledge that the Company has provided Executive a copy of a press release dated November 17, 2008, and that nothing in such press release violates any provision of this Agreement.

6. Transition Assistance. Until March 31, 2009, Executive agrees to provide limited transition assistance services as reasonably needed by the Company. Executive agrees to be available to the Company to answer questions on a limited basis, at the request of the Company, including without limitation, matters related to radiology customer orientation and familiarization, the Company’s arrangements and relationships with, and obligations to, third parties, dealings with St. Paul Radiology and the Company’s sales activities and operations activities generally. Executive acknowledges and agrees that Executive will receive no additional compensation for the transition services, beyond that provided in Section 3 of this Agreement, unless he is asked to provide services requiring more than an aggregate of 40 hours of his time over such period.

7. Tax Withholding. Any and all payments made pursuant to this Agreement shall be subject to all withholding required in accordance with all federal, state or local law.

8. Arbitration.

(a) Arbitrable Claims. To the fullest extent permitted by law, disputes between Executive (and his attorneys, successors, and assigns) and Employer (and its Affiliates, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) relating in any manner to the employment or termination of Executive, and all disputes arising under this Agreement (“Arbitrable Claims”) shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than Employer and Executive) shall be considered third-party beneficiaries of the rights and obligations created by this Section on Arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers’ compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include (to the fullest extent permitted by law) any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, as well as any claims asserting wrongful termination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability.

(b) Procedure. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended (“AAA Employment Rules”), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief under the laws of the State of Idaho. All arbitration hearings under this Agreement shall be conducted in Ada County, Idaho. The decision of the arbitrator shall be in writing and shall include a statement of the essential conclusions and findings upon which the decision is based. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

(c) Arbitrator Selection and Authority. All disputes involving Arbitrable Claims shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claim(s) asserted. The fees of the arbitrator shall be paid by the non-prevailing party. If the allocation of responsibility for payment of the arbitrator’s fees would render the obligation to arbitrate unenforceable, the parties authorize the arbitrator to modify the allocation as necessary to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable.

(d) Confidentiality. All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff. All documents filed with the arbitrator or with a court shall be filed under seal. The parties shall stipulate to all arbitration and court orders necessary to effectuate fully the provisions of this subsection concerning confidentiality.

(e) Continuing Obligations. The rights and obligations of Executive and Employer set forth in this Section shall survive the expiration of this Agreement.

9. Entire Agreement: Amendment. This Agreement, collectively with Executive Release, Confidentiality Agreement and the Offer Letter, contains the entire understanding of the parties with respect to the termination of Executive’s employment. To the extent that the terms of the Offer Letter conflict with those of this Agreement, the Executive Release or the Confidentiality Agreement, the applicable terms of the Offer Letter shall be superseded. This Agreement may not be altered, modified or amended except by a written agreement signed by both parties hereto.

10. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by Executive and shall be assignable by the Company only to a direct or indirect wholly owned subsidiary of the Company or to a successor of the Company.

12. Acknowledgment. Executive acknowledges that he has carefully read this Agreement, fully understands and accepts all of its provisions and signs it voluntarily of Executive’s own free will. Executive further acknowledges that he has been provided a full opportunity to review and reflect on the terms of this Agreement and to seek the advice of legal counsel of his choice.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho.

14. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

15. Non-Competition Agreement. The parties hereto agree that the definition of “Noncompetition Period” in the Confidentiality Agreement is hereby amended to mean the period beginning on the date of the Confidentiality Agreement and ending on the first anniversary of the date of termination of Executive’s employment with the Company.

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first written above.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ David Sankaran
Name: David M. Sankaran
Title: Senior Vice President and CFO

EXECUTIVE:

/s/ Jon Berger
Jon Berger

EXHIBIT A – GENERAL RELEASE

I, Jon Berger, in consideration of and subject to the performance by NightHawk Radiology Holdings, Inc. a Delaware corporation (the “Company”), of its obligations under the Separation Agreement, dated as of November 14, 2008 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and each of its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and each of its affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under Section 2 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 2 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2. Except as provided in paragraphs 4 and 13 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including, without limitation, the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including (without limitation) attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including, without limitation, those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6. I represent that I am not aware of any claim by me other than the claims that are released by this Agreement.

7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including (without limitation) reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement.

9. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

11. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including, without limitation, lodging and meals, upon my submission of receipts.

12. I agree not to disparage the Company, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that as of the date of my termination of employment, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data, except as may be necessary for my duties as a member of the Board of Directors of the Company.

13. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims (i) arising out of any breach by the Company or by any Released Party of (A) the Agreement after the date hereof or (B) the Stockholders Agreement and the Registration Agreement in each case executed and delivered on the date hereof in connection herewith, (ii) to indemnification for which I may be entitled to as a former officer or director of the Company under their respective charter and/or bylaws and/or other constituent documents or my indemnification agreement with the Company so long as I am otherwise entitled to be indemnified as authorized thereunder.

14. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i) I HAVE READ IT CAREFULLY;

(ii) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(iii) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(v) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT;

(vii) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(viii) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(ix) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

Signed:

DATE:

NightHawk Radiology Holdings, Inc.

By:
DATE:

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